Exhibit 10.22

Seventh AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT TO LEASE (“the Amendment”), made as of this ____ day of January 2024 (the “Effective Date”), by and between HILLSBOROUGH PARK, L.L.C., a Delaware limited liability company, having an address at 1250 Route 28, Suite 101, Branchburg, New Jersey 08876 (hereinafter called “Landlord”) and BLUESCAPE CLEAN FUELS, LLC, a Delaware limited liability company, having an address at 200 Crescent Court, Suite 1900, Dallas, Texas 75201 (hereinafter called “Tenant”).

W I T N E S S E T H:

WHEREAS, by that certain Lease Agreement dated March 1, 2011, as amended by the First Amendment to Lease dated June 15, 2015, the Second Amendment to Lease dated December 24, 2018, and the Third Amendment to Lease dated December ___, 2019 and Fourth Amendment to Lease dated December 29, 2020 and Fifth Amendment dated December 20, 2021 and Sixth Amendment dated January 4, 2023(collectively the “Amendments”) (the Amendments and the Lease Agreement are collectively referred to as the “Lease”), as such Lease was assigned to Tenant by way of that certain Assignment and Assumption Agreement and Consent of Landlord dated August 7, 2020, Landlord leased to Tenant certain premises consisting of approximately Thirty-Four Thousand Three Hundred Eighty-Eight (34,388) square feet located in the Hillsborough Business Center 219 Homestead Road, Building 2, Hillsborough, New Jersey 08844 (the “Premises”) as more particularly described in the Lease; and

WHEREAS, Tenant presently occupies the Premises and the Termination Date is currently April 30, 2024; and

WHEREAS, Landlord and Tenant are mutually desirous of amending the Lease to provide for an extension of the Lease Term, all in the manner hereinafter provided.

NOW, THEREFORE, in consideration of the sum of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged by both parties, Landlord and Tenant do hereby covenant and agree as follows:

1. All of the recital clauses herein above set forth are hereby incorporated by reference as though set forth verbatim and at length herein. For purposes of this Amendment, all capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2. Tenant hereby exercises its Sixth Renewal Option to extend the Lease Term pursuant to terms set forth in Amendments, and Section 71 of the Lease, for one (1) year commencing on May 1, 2024, and terminating on April 30, 2025, upon such terms and conditions as set forth in the Lease. Tenant acknowledges and agrees that it is leasing the Premises during the Sixth Renewal Option Term in its “AS IS”, “WHERE IS” condition. Tenant shall pay Base Rent during the Sixth Renewal Option Term as set forth below.

Period	NNN Rate PSF	Monthly Base Rent

05/01/2024 thru 04/30/2025	$8.25	$23,641.75

3. It is expressly agreed and understood between the Landlord and the Tenant, provided that the Tenant is not then in default beyond any applicable notice and/or cure periods of any terms, conditions or covenant of said Lease, that Tenant shall have the option (“Seventh” Renewal Option”) to extend the term of this Lease for one ( l) renewal term of one (1) year, such renewal term, if timely exercised, to start immediately following the expiration of the 6th Renewal Option Term, subject to mutual execution of an Amendment. The foregoing option shall be exercised, if at all, by Tenant providing the Landlord with a written notice within six (6) months prior to the expiration of the Sixth Renewal Option Term, TIME HEREBY BEING MADE OF THE ESSENCE. Tenant’s triple net Base Rent during the renewal period shall be based on the following schedule.

Period	NNN Rate PSF	Monthly Base Rent

05/01/2025 thru 04/30/2026	$9.50	$27,223.83

4. If Tenant fails to provide the Landlord with the required six (6) month written notification, it is agreed between both parties that this Lease shall terminate and the Tenant shall surrender the Premises in the condition required under the Lease, Third Amendment, Second Amendment, and Assignment, including by way of example but not limitation Section 19 and Section 20, and the three (3) letters dated May 1, 2013, and repair any and all injury done by or in connection with the installation or removal of said property and surrender the keys and Premises to the Landlord, broom clean and in satisfactory condition, ordinary wear excepted. Tenant’s obligations shall include the removal of the improvements shown on the photo contained in Exhibits A of the Second Amendment to the Lease dated December 24th, 2018.

5. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, amendments, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

6. This Amendment may be executed and delivered (including by facsimile, “pdf’ or other electronic transmission) in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Landlord and Tenant hereby acknowledge and agree that electronic signatures, including execution using Adobe Sign, DocuSign, or other signature generating software or signatures transmitted by electronic mail in so-called “pdf’ format, shall be legal and binding without the need to deliver an original of this Amendment. Landlord and Tenant (i) intend to be bound by the signatures (whether original or electronic) on any document sent by electronic mail, (ii) are aware that the other party will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this Amendment based on the foregoing forms of electronic signatures.

7. The submission of this Amendment for examination does not become effective only upon execution and delivery thereof by Landlord and Tenant.

8. This Amendment shall be binding upon and inure to the benefit of, the parties hereto and their respective successors. This Amendment shall be governed and construed in accordance with the laws of the state in which the Premises is located.

[NO FURTHER TEXT. SIGNATURES TO FOLLOW ON THE NEXT PAGE]

The parties hereto execute this Amendment by their respective duly authorized representative as of the day and year first above written.

HILLSBOROUGH PARK, LLC, a Delaware limited liability company (Landlord)

By:
DATE	Name:	David B. Gardner
	Title:	Managing Member

BLUESCAPE CLEAN FUELS, LLC, a Delaware limited liability company (Tenant)

By:
DATE	Name:	Ernest Miller
	Title:	Chief Executive Officer

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